PAYMENT OF THIS NOTE IS SUBORDINATED TO THE CLAIMS AND LIENS OF EACH HOLDER OF SENIOR BANK INDEBTEDNESS AS SET FORTH HEREIN.

                        SENIOR SUBORDINATED SECURED NOTE

$100,000                                                        January 25, 2002

         OptiCare Health Systems, Inc. (the "Company"), for value received, hereby promises to pay to Linda Yimoyines, with an address at c/o Bristol Road, Middlebury, Connecticut 06762, or her permitted assigns ("Holder"), the principal sum of One Hundred Thousand Dollars ($100,000), with interest thereon as follows:

         1. Calculation and Payment of Principal and Interest.

         (a) The principal amount of this note ("Note") shall be due and payable on January 24, 2012 (the "Maturity Date"). No payments of principal are required to be paid until the Maturity Date.

         (b) The principal amount of this Note outstanding from time to time shall bear interest at the rate of 11 1/2 percent per annum from the date hereof until such principal amount has been repaid in full. Interest shall be payable as provided below on the last day of each March, June, September and December (each an "Interest Payment Date") commencing March 31, 2002, and on the Maturity Date. Interest hereon shall be computed on the basis of a 360-day year. If any payment to be made by the Company under this Note shall become due on a Saturday or Sunday or a business holiday under the law of the State of New York, such payment shall be made on the next succeeding business day, and any extension of time shall be included in computing any interest in respect of such payment. Principal and, subject to paragraph 1(c) below, interest on this Note are payable in lawful money of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

         (c) Notwithstanding the preceding paragraph, (i) on any Interest Payment Date occurring prior to the first anniversary of the date hereof, the Company may elect to pay up to 100% of the interest then due on this Note by increasing the principal amount of this Note by the amount of interest as to which the Company makes such election, (ii) on any Interest Payment Date occurring on or after the first anniversary of the date hereof and prior to the second anniversary of the date hereof, the Company may elect to pay up to 50% of the interest then due on this Note by increasing the principal amount of this Note by the amount of interest as to which the Company makes such election, and
(iii) on any Interest Payment Date occurring on or after the second anniversary of the date hereof, Holder may, in its sole discretion, elect, in lieu of receiving all interest then due on this Note in cash, to require the Company to pay a portion of such interest (up to 100% thereof), as specified by Holder, by increasing the principal amount of this Note by the amount of interest as to which Holder makes such election. In the event an election is made by the Company pursuant to clause (i) or (ii) of the preceding sentence or by Holder pursuant to clause (iii) of the preceding sentence, the party making such election shall given written notice thereof to the other at least 10 days prior to the applicable Interest Payment Date, specifying the amount or portion of the interest payable on such Interest Payment Date as to which such election is being made. On the applicable Interest Payment Date, the Company shall send a written notice to Holder setting forth the new principal amount of this Note after giving effect to such election. Any portion of the interest on this Note as to which an election under this paragraph is not made shall be paid in cash on the applicable Interest Payment Date.

         (d) If the Company shall default in the payment of any principal of, or any interest on, this Note when due (whether at maturity, by acceleration or otherwise), the Company shall thereafter, until the date of actual payment, pay interest from time to time on demand on such overdue principal and, to the extent legally permitted, overdue interest at an annual rate of 14 1/2%, provided that such rate shall not exceed the maximum permitted by applicable law.

         (e) Each payment of principal and interest and any other amounts due hereunder shall be made by not later than 2:00 p.m. New York time, on the date such payment is due.

         2. Subordination.

         Notwithstanding anything to the contrary in this Note, the payment of the principal of and interest on this Note is subordinated, to the extent and in the manner provided in the Subordination Agreement dated as of January 25, 2002, among the Holder, the Company and CapitalSource Finance, LLC ("CapitalSource") (the "Subordination Agreement"), to the prior payment in full of the Senior Indebtedness (as such term is defined in the Subordination Agreement). Notwithstanding the foregoing, at no time shall any amount due hereunder be subordinated to any Senior Indebtedness in excess of $13,000,000. This Note shall rank pari passu with the Note dated the date hereof in the principal amount of $13,900,000 issued to Palisade Concentrated Equity Partnership, L.P.

         3. Prepayments.

         The Company may, at its option, at any time and from time to time, prepay all or any part of the unpaid principal balance of this Note, without penalty or premium, provided that concurrently with each such prepayment the Company shall pay (in cash) accrued interest (and other amounts due hereunder) on the principal amount so prepaid to the date of prepayment.

         4. Representations and Warranties.

         The Company represents and warrants to Holder that (a) the Company is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) the Company has the right, is authorized, and has taken all necessary corporate and other actions, to execute, deliver and perform this Note and to grant the rights granted to Holder herein;
(c) this Note has been duly executed and delivered, and constitutes the Company's valid and binding obligation, enforceable in accordance with its terms. The Company covenants that the foregoing representations and warranties shall continue to be true and correct at and as of all times from the date hereof until this Note has been paid in full and the Company has no further obligations to Holder hereunder.

         5. Covenants.

         The Company covenants and agrees that until it has paid to the Holder in full all amounts owing in respect of this Note:

         (a) Reports, Notices and Information. The Company will furnish to the Holder, (i) copies of all of the annual audited financial statements and quarterly unaudited financial statements of the Company, within 15 business days after preparation thereof, and (ii) such other information concerning the Company and its assets, operations and business as the Holder may reasonably request.

         (b) Books, Records and Inspections. The Company will keep, and cause each subsidiary of the Company to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with generally accepted accounting principles; permit, and cause each subsidiary to permit, any representative of the Holder to inspect the properties and operations of the Company or such subsidiary; and permit, and cause each subsidiary to permit, at any reasonable time and with reasonable notice

(or at any time without notice if a Default exists), any representative of the Holder to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any such representative), and to examine (and, at the expense of the Company, photocopy extracts from) any of its books or other records; and permit, and cause each subsidiary to permit, any such representative to inspect the assets of the Company or such subsidiary, to perform appraisals of the equipment of the Company or such subsidiary, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to the assets of the Company or such subsidiary. All such inspections or audits shall be at the Company's expense.

         (c) Insurance. The Company will maintain, and cause each subsidiary of the Company to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon request of the Holder, furnish to the Holder a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its subsidiaries.

         (d) Compliance with Laws; Payment of Taxes and Liabilities. The Company will (i) comply, and cause each subsidiary of the Company to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a material adverse effect on the Company; and
(ii) pay, and cause each subsidiary of the Company to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a lien on any of its property; provided that the foregoing shall not require the Company or any such subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles.

         (e) Maintenance of Existence, etc. The Company will maintain and preserve, and cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing would not have a material adverse effect on the Company).

         (f) Limitation on Senior and Secured Indebtedness. Without the prior written consent of Palisade, the Company will not create, incur or assume (i) any Indebtedness ranking senior to or pari passu with this Note, or (ii) any Indebtedness secured by a lien on any asset of the Company or any subsidiary of the Company, in each case other than (x) the Senior Indebtedness, (y) Indebtedness created or arising under any conditional sale, Capital Lease or other title retention agreement whereby, in the event of default, the rights and remedies of the seller, lessor or lender under such agreement are limited to repossession or sale of the assets acquired under such agreement and (z) other Indebtedness approved by the Palisade. As used herein, "Indebtedness" means any and all loans, advances, indebtedness, obligations, liabilities, covenants and duties at any time owed by the Company or any subsidiary of the Company, whether voluntary or involuntary and however arising, direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, secured or unsecured, due or to become due, including all interest, fees, costs, expenses and attorneys' fees for which the Company is now or hereafter becomes liable to pay under any agreement or by law; provided, however, that Indebtedness shall not include operating leases, trade payables or other liabilities of the Company or its subsidiaries incurred in the ordinary course or business which do not relate to borrowed funds.

         (g) Restricted Payments. Without the prior written consent of Palisade, the Company will not, and will not permit any subsidiary of the Company to, (A) make any distribution to the Company's shareholders, (B) purchase or redeem any of its capital stock or other equity interests or any warrants, options or other rights in respect thereof, (C) make any redemption, prepayment, defeasance or repurchase of any subordinated debt ranking junior to this Note or (D) set aside funds for any of the foregoing, in each case without the consent of the Holder in its sole discretion. Notwithstanding the foregoing, (i) any subsidiary of the Company may pay dividends or make other distributions to the Company or to a wholly-owned subsidiary of the Company and (ii) the Company may pay dividends or make other distributions to, or purchase or redeem capital stock or other equity interests or warrants, options or other rights in respect thereof, held by, Palisade or its affiliates or any other holder of the Company's Series B Preferred Stock or other existing warrant holder.

         (h) Mergers, Consolidations, Sales. Without the prior written consent of Palisade, the Company will not, and will not permit any subsidiary of the Company to, (i) become a party to any merger or consolidation, or (ii) sell, transfer, convey or lease all or substantially all its assets, except for any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned subsidiary into the Company or into, with or to any other wholly-owned subsidiary, other than (v) the merger of a subsidiary into another subsidiary or into the Company, (x) sales of inventory in the ordinary course of their respective businesses, (y) dispositions of machinery and equipment no longer used or useful in the business of the Company or any subsidiary, so long as the proceeds of any such dispositions are applied to purchase replacement machinery or equipment within 180 days of such disposition, and (z) dispositions for fair value in cash of assets that the board of directors of the Company determines in good faith are no longer used or useful in the business of the Company and its subsidiaries.

         (i) Modification of Organizational Documents. Without the prior written consent of Palisade, the Company will not, and will not permit the Certificate of Incorporation, By-Laws or other organizational documents of the Company to be amended or modified in any way which might reasonably be expected to adversely affect the interests of the Holder.

         (j) Inconsistent Agreements. Without the prior written consent of Palisade, the Company will not, and will not permit any subsidiary of the Company to, enter into any agreement containing any provision which would (a) be violated or breached by the performance by the Company of any of its obligations hereunder, or (b) create or permit to exist or become effective any restriction on the ability of any subsidiary to (i) pay dividends or make other distributions to the Company or any other applicable subsidiary, or pay any Indebtedness owed to the Company or any other subsidiary, (ii) make loans or advances to the Company or (iii) transfer any of its assets or properties to the Company.

         (k) Change in Business. Without the prior written consent of Palisade, the Company will not materially change or alter, or permit or suffer any of its subsidiaries to materially change or alter, the nature of their businesses as conducted or as proposed to be conducted as of the date hereof.

         (l) Payment of Expenses of Holder. The Company will pay, or reimburse the Holder for, all reasonable expenses incurred by the Holder (or, if any, by its General Partner or any of its Limited Partners) in connection with (i) the preparation and issuance of this Note and (ii) the collection or enforcement of any amounts due pursuant to this Note.

         (m) Further Assurances. Upon the request of the Holder, the Company will duly execute, and deliver to the Holder such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Holder to carry out more effectively the provisions and purposes of this Note.

         For purposes of this Note, any prior written consent of Palisade contemplated hereby may be given or withheld in the sole discretion of Palisade.

         6. Default.

         If any one or more of the following events (each, a "Default") shall occur:

         (a) The Company shall fail to pay as and when due (whether at stated maturity, by acceleration or otherwise) any principal of or interest on this Note and such principal or interest shall remain unpaid for five days after the due date thereof;

         (b) The Company shall fail to perform or comply with any of its other obligations under this Note and such failure shall continue for thirty (30) days after written notice thereof from the Holder;

         (c) A final judgment shall be entered by any court against the Company for the payment of money, which, together with all other outstanding final judgments against the Company exceeds two hundred fifty thousand dollars ($250,000) in the aggregate, net of insurance proceeds, or a warrant of attachment or execution or similar process shall be issued or levied against any of its property which exceeds in value two hundred fifty thousand dollars

($250,000) in the aggregate, net of insurance proceeds, and if, within thirty
(30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been stayed, paid or discharged;

         (d) (i) Failure of the Company to pay when due any principal of or interest on the Senior Indebtedness beyond the end of any grace period provided therefor, or (ii) any breach or default by the Company with respect to any other terms of the Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of January 25, 2002 between the Company and CapitalSource (the "CapitalSource Credit Agreement"), or the occurrence of any other event, condition or circumstance in respect of the CapitalSource Credit Agreement, if in any case under clause (i) or clause (ii) such failure, breach or default or such event, condition or circumstance has resulted in the Senior Indebtedness becoming or being declared due and payable (or redeemable) prior to its stated maturity;

         (e) The Company shall file a petition for relief or commence a proceeding under any bankruptcy, insolvency, reorganization or similar law, have any such petition filed or proceeding commenced against it (unless, in the case of a petition filed or a proceeding commenced against the Company, the same is vacated or dismissed within 60 days after such filing or commencement), have any liquidator, administrator, trustee or custodian appointed with respect to it or any substantial portion of its business or assets, make a general assignment for the benefit of creditors or generally admit its inability to pay its debts as they come due;

then, and in each and every such case, subject to the provisions of paragraph 2 hereof, the Holder shall have the right to declare this Note due and payable (or, in the case of a Default described in clause (e) of this paragraph 6, this Note shall automatically become due and payable) without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained in this Note to the contrary notwithstanding, in which event, Holder shall be entitled to receive the principal hereof together with the interest accrued hereon, provided, however, that Holder by written notice to the Company, may waive any Default and/or rescind and annul any such acceleration; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default, or shall impair any right consequent thereon.

         7. Assignment.

         Holder may at any time transfer, negotiate or assign this Note, without the Company's prior consent and, in such case, such transferee shall become entitled to all of Holder's rights, remedies and privileges hereunder and be bound by the terms of this Note, including but not limited to the subordination provisions hereof, and reference herein to Holder shall be deemed to refer to such transferee.

         8. Miscellaneous.

         (a) All notices, demands, requests and other communications to be given or delivered pursuant to this Note shall be deemed to have been given when personally delivered or when received, if mailed by certified or registered mail, return receipt requested and postage prepaid, and if sent by telefax (provided the same is confirmed by mail) and in each case delivered or addressed, if to the Holder, at the address set forth in the first paragraph hereof and, if to the Company, at 87 Grandview Avenue, Waterbury, Connecticut 06708, or to such changed address as such party may have fixed by notice (provided, however, that notice of change of address shall be effective only upon receipt).

         (b) To the extent the Company makes a payment or payments to Holder, which payment(s) are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other person under any bankruptcy, insolvency or similar laws or equitable cause, then, to the extent such payment(s) are recovered from or repaid by Holder, the obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) had not been received by Holder.

         (c) The words "herein," "hereof," "hereunder" and other words of similar import refer to this Note as a whole and not to any particular provision.

         (d) The rights, remedies and benefits of Holder hereunder are cumulative and not exclusive or in limitation of any other rights, remedies or benefits Holder may have under any agreement, at law, in equity or otherwise.

         (e) The Company agrees to do such further acts and things, and to execute and deliver such additional agreements, documents and instruments as Holder may from time to time reasonably request in order to better assure and confirm unto Holder its rights and remedies hereunder.

         (f) If any provision of this Note shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, and this Note shall be construed as if any invalid, illegal or unenforceable provisions had not been contained herein; provided, however, that default in the performance or observance by the Company of any provision of this Note which has been held to be invalid, illegal or unenforceable shall, notwithstanding such invalidity, illegality or unenforceability, constitute a Default hereunder, if such default would have constituted a Default without regard to such invalidity, illegality or unenforceability.

         (g) The headings contained in this Note are for convenience only and shall not control or affect the meaning or construction of any provisions hereof.

         (h) If any Default shall occur and Holder proceeds to enforce or pursue any legal or equitable remedies, the Company agrees to pay all costs, expenses and fees incurred by Holder (including reasonable attorneys' fees and disbursements) in connection with the enforcement of this Note or Holder's rights hereunder.

         (i) Holder, the Company and any guarantors, endorsers and any other person at any time liable for the payment hereof, severally waive the right to a trial by jury. The Company and any guarantors, endorsers and any other person at any time liable for the payment hereof, severally waive demand, protest and notice of protest, diligence, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and the Company agrees that Holder may extend the terms for payment or accept partial payment and the Holder may compromise, subordinate, or take any other action or make any change with respect to any security in which it hereafter has any interest, all without discharging or releasing the Company from any of its obligation hereunder.

         (j) If this Note is mutilated, lost, stolen or destroyed, the Company shall issue a new note of like form and maturity to Holder upon presentment and surrender of the mutilated Note, in the case of mutilation, and upon receipt of evidence of loss, theft or destruction and of indemnity in all other cases, each in form satisfactory to the Company.

         (k) No delay on the part of Holder in exercising any option, power or right hereunder, shall constitute a waiver thereof, nor shall Holder be estopped from enforcing the same or any other provision at any later time or in any other instance.

         (l) This Note shall not be modified except by a writing signed by both the Company and Holder. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

         9. Security. This Note is secured by a second priority security interest in substantially all the assts of the Company pursuant to the terms set forth in the Subordinated Pledge and Security Agreement dated as of January 25, 2002 between the Company and Palisade Concentrated Equity Partnership, L.P., as collateral agent, subject to the terms of the Subordination Agreement.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first above written.

                                       OPTICARE HEALTH
                                       SYSTEMS, INC.

                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:





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